Exhibit 99.1

CONTACT:	Corporate Communications 404-715-2554

Investor Relations 404-715-6679

Delta Air Lines To Record Non-Cash Charges in June 2004 Quarter

ATLANTA, July 13, 2004 – Delta Air Lines (NYSE: DAL) today announced that the company will recognize in the June 2004 quarter two significant non-cash charges totaling $1.65 billion. These charges will not affect Delta’s June 30, 2004 cash position. The key points are, Delta:

  Will recognize a $1.53 billion non-cash charge related to deferred income taxes.

  Will no longer recognize income tax benefits for the foreseeable future.

  Will recognize a $117 million non-cash settlement charge related to the company’s defined benefit pension plan for pilots as a result of higher than average pilot retirements.

Delta will announce its June 2004 quarter financial results on Monday, July 19.

Charge Related to Deferred Income Taxes; Discontinues Recognition of Income Tax Benefit

Delta accounts for its deferred income tax assets in accordance with Statement of Financial Accounting Standard 109 (SFAS 109).  This standard requires a company to assess periodically whether it is more likely than not that the company will generate sufficient taxable income to realize its deferred income tax assets.

Delta’s actual and projected financial performance for 2004 has been significantly impacted by higher than expected fuel costs and lower than anticipated domestic yields.  As a result, it is now unclear as to the timing of when the company will be able to generate sufficient taxable income to use its deferred income tax assets.  Accordingly, Delta will record under SFAS 109 a reserve against substantially all of its net deferred income tax assets [1].     This will result in a non-cash charge to income tax expense totaling $1.53 billion for the June 2004 quarter, and will be reported as a reserve against net deferred income tax assets on Delta’s balance sheet at June 30, 2004.

For these reasons, Delta will also discontinue recording income tax benefits on its statement of operations for the foreseeable future.

Charge Related to Pilot Pension Plan

Similar to the charge recorded during the December 2003 quarter, Delta will record in its statement of operations for the June 2004 quarter a non-cash settlement charge of $117 million related to its defined benefit pension plan for pilots (the “Pilot Plan”).  This non-cash charge relates to lump sum distributions under the Pilot Plan for 356 pilots who retired.  Accordingly, Delta is required under Statement of Financial Accounting Standard 88 to accelerate recognition of actuarial losses that were scheduled to be recorded in future periods.

This non-cash charge does not affect Delta’s short-term funding obligations under the Pilot Plan.  Delta estimates that these obligations will be approximately $115 million for 2004, of which $71 million was contributed in the March 2004 quarter.

Statements in this news release that are not historical facts, including statements regarding Delta’s estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, beliefs, expectations, intentions, strategies and projections reflected in or suggested by the forward-looking statements. Information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-Q for the quarter ended March 31, 2004 filed with the Commission. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of July 13, 2004, and which Delta has no current intention to update.

Endnote

[1] Net deferred tax assets equal deferred tax assets, less deferred tax liabilities.  Deferred income taxes represent the accounting impact of income and expense transactions, which are recognized in different periods for financial reporting and income tax return purposes.  For example, an expense recognized in the financial statements which is not immediately deductible for income tax return purposes results in the recognition of a deferred income tax asset on the balance sheet.  Recognition of a deferred tax asset is appropriate when it is more likely than not that a company has the ability to utilize the “expense” as a deduction to offset taxable income on its income tax returns.  Alternatively, income recorded in the financial statements, which is not immediately recognized for income tax return purposes, results in the recognition of a deferred income tax liability on the balance sheet.